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Exhibit 10(n)

             TCF FINANCIAL SENIOR OFFICER DEFERRED COMPENSATION PLAN (Amended and Restated effective as of January 1, 2000)

         1. DEFERRAL OF INCENTIVE COMPENSATION, SALARIES AND STOCK AWARDS.

            a. From time to time eligible employees ("Employees") of TCF Financial Corporation ("TCF Financial") or any of its direct or indirect subsidiaries (each such corporation being referred to hereinafter as the "Company") may, by written notice, elect to have payment of a portion of their salary for the next succeeding calendar year, all or a portion of their incentive compensation payable for the next succeeding calendar year, and/or all or a portion of a stock award of TCF Financial Common Stock ("TCF Stock") deferred as hereinafter provided. Each such deferral of compensation or a TCF Stock award shall be (and is hereinafter referred to as) a "Deferred Amount." Notwithstanding the foregoing, however, an Employee may not elect to defer any portion of salary or incentive compensation with respect to any calendar year, unless such Employee's deferrals with respect to such year are at least $1,000 in the aggregate, and no deferral may be made of any salary or incentive compensation payable within 12 months after such Employee has received a distribution of pre-tax contributions from the TCF Employees Stock Ownership Plan - 401(k) pursuant to the financial hardship withdrawal provisions of such plan.

            b. Any elections with respect to Deferred Amounts of salary shall be exercised in writing by the Employee prior to the latest to occur of the following: (i) the beginning of the calendar year for which the salary is to be earned; (ii) such Employee's first day of employment service in that year; or
(iii) the first day of the calendar month next following the date the Employee first becomes eligible to participate in the Plan. Any election with respect to Deferred Amounts of incentive compensation shall be made no later than December 31 of the calendar year preceding the calendar year in which the periods of service are rendered for which the incentive compensation is to be paid. Any election with respect to Deferred Amounts of TCF Stock awards shall be exercised in writing by the Employee on or before the effective date of the award, and may be exercised separately with respect to the shares of the stock award and any cash or stock dividends (other than stock dividends in the nature of stock splits) declared and paid with respect to such shares. An election of Deferred Amounts, once made, is irrevocable, except as provided in paragraph 6 hereof.

            c.Deferred Amounts shall be subject to the rules set forth in this document, and each Employee shall have the right to receive cash payments on account of previously Deferred Amounts only in the amounts and under the circumstances hereinafter set forth. Effective for compensation earned on or after January 1, 2000, and for awards of TCF Stock made on or after that date, an Employee's election of Deferred Amounts for a calendar year shall also include an election of the timing and


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form of distribution of the Deferred Amounts elected for that year, from among the alternatives set forth in section 5.a.of this Plan.

            d. Employees eligible to participate in this Plan are Employees of a Company who hold the office of Senior Vice President of TCF Financial Corporation or TCF National Bank Minnesota or President or Executive Vice President of an insured institution subsidiary of TCF Financial or President of a direct or indirect subsidiary of TCF Financial. Effective on and after February 9, 1995, employees of Great Lakes National Bank Michigan ("Great Lakes") are eligible for this plan if they hold the officer position of Senior Vice President or above and are selected for eligibility in the plan by the Chairman and President of Great Lakes. Effective upon the merger of bank charters in the year 2000, any Senior Vice President of TCF National Bank is an eligible employee. Effective on and after November 1, 1998, Employees of a Company who hold the office of General Counsel of an insured institution subsidiary of TCF Financial or of a finance company subsidiary, direct or indirect, of TCF Financial are also eligible to participate in this Plan. Notwithstanding the foregoing, an employee who is eligible to participate in the TCF Financial Executive Deferred Compensation Plan or the Winthrop Resources Corporation Deferred Compensation Plan shall not be eligible to participate in this Plan. Eligibility shall be determined annually as of the latest practicable date prior to the commencement of each new calendar year. In the event an Employee ceases to be eligible for this Plan during the course of a calendar year, the Employee's eligibility shall nevertheless continue through the end of that calendar year. Notwithstanding the foregoing, individuals who become employees of a Company as a result of a merger or acquisition shall not be eligible Employees under this Plan unless and until TCF Financial has adopted a resolution identifying them as eligible Employees.

         2. PERSONNEL COMMITTEE. The Committee (the "Committee") shall consist of such members of the Personnel Committee of the Board of Directors of TCF Financial Corporation who qualify as non-employee directors from time to time under Rule 16b-3 of the Securities and Exchange Commission. Full power and authority to construe, interpret, and administer this Plan document shall be vested in the Committee. The Committee shall have full power and authority to make each determination provided for in this Plan document, and in this connection, to promulgate such rules and regulations as the Committee considers necessary or appropriate for the implementation and management of this Plan. The Committee shall have sole and absolute discretion in the performance of its powers and duties under this Plan. All determinations made by the Committee shall be final, conclusive and binding upon the Companies, each Employee and former Employee and their designees, unless found by a court of competent jurisdiction to have been arbitrary and capricious. The Committee shall have authority to designate officers of TCF Financial and to delegate authority to such officers to receive documents which are required to be filed with the Committee, to execute and provide directions to the Trustee and other administrators, and to do such other actions as the Committee may specify on its behalf, and any such actions undertaken by such


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officers shall be deemed to have the same authority and effect as if done by the
Committee itself.

         3. DEFERRED COMPENSATION ACCOUNTS. Each Company shall establish on its books a separate account ("Account"), including sub-accounts pursuant to Exhibit A hereto and Section 10 hereof, for each of its Employees who becomes a participant in this Plan, and each such Account shall be maintained as follows:

            a. Each Account shall be credited with the Deferred Amounts elected by the Employee for whom such Account is established as of the date on which such Deferred Amount would otherwise have been paid to the Employee. Separate Accounts will be maintained for any Deferred Amounts that are payable at different times or in different forms than other Deferred Amounts.

            b. To the extent that a Company has made contributions to the Trust described in paragraph 4 with respect to an Employee's Deferred Amounts, the Employee's Account shall thereafter be adjusted as described in paragraph 4. To the extent such contributions have not been made with respect to an Employee's Deferred Amounts, and within 30 days after the date on which such Deferred Amounts are credited to an Employee's Account, they shall have been deemed to have been invested in such investments as shall be permitted by the Committee and as the Employee shall direct, except that Deferred Amounts pertaining to TCF Stock awards shall always be deemed to be invested in TCF Stock unless they are sold pursuant to a Change in Control Diversification Election. Any investment direction by an Employee shall be consistent with Section 10 and Exhibit A and shall be irrevocable with respect to the calendar year to which it applies, unless the Committee allows additional elections. While an Employee's Account is deemed to be so invested, it shall be credited with all interest, dividends (whether in stock, cash, or other property), stock splits, or other property that would have been received if the Deferred Amounts had actually been so invested, except if an Employee has elected not to defer dividends. All cash deemed to have been received with respect to investments deemed to have been made for an Employee's Account shall be deemed to be reinvested in such investments as the Employee shall direct as of a date selected by the Committee, which date shall be not less than 30 days after receipt of such direction, and the balance credited to an Employee's Account as of any date shall be equal to the fair market value of the investments deemed to have been made for such Account as of such date. Starting with Deferred Amounts elected for the year 2000 and after Accounts for each Employee shall be separately maintained on a calendar year basis, with each year's account (the "Class Year Account") reflecting only the Deferred Amounts of compensation earned in that year and the investments in which the Deferred Amounts are deemed to be invested. All Deferred Amounts elected before the year 2000, including deferrals of TCF Stock awards made before that date, and the investments in which they are deemed to be invested from time to time, shall be aggregated and maintained as a "Pre-2000 Account".


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            c. Although the value of an Employee's Account is to be measured by the value of and income from certain investments, the value of and income from such investments are merely a measuring device to determine the payments to be made to each Employee hereunder. Each Employee, and each other recipient of an Employee's Deferred Amounts pursuant to paragraph 7, shall be and remain an unsecured general creditor of the Company by which he is employed with respect to any payments due and owing to such Employee hereunder. If a Company should from time to time, in its discretion, actually purchase the investments deemed to have been made for an Employee's Account, either directly or through the trust described in paragraph 4, such investments shall be solely for the Company's or such trust's own account, and the Employees shall have no right, title or interest therein.

            d. Sub-accounts shall be maintained as provided in Exhibit A hereto and in Section 10 hereof.

            e. Notwithstanding the provisions of Exhibit A and Section 10, in the event of a Change in Control in which TCF Stock is exchanged for shares of a successor company, or for cash, securities or other property, such that TCF Stock is no longer outstanding, each Employee may make a one-time diversification election prior to the closing of the Change in Control to sell the assets in the Employee's TCF Stock Account in an orderly liquidation after the closing and to reinvest the assets in such investments as the Employee shall elect. Any assets thus acquired for the Employee's Account other than securities of a successor company shall be credited to the Employee's Diversified Account. If the Employee does not make such a diversification election, the shares of TCF Stock allocated to the Employee's account upon the closing shall be exchanged for the same consideration in the Change in Control as shares of TCF Stock generally receive in the Change in Control. Any portion of such consideration consisting of securities of a successor company will be allocated to the TCF Stock Account and thereafter will be subject to the same sale restrictions as applied to TCF Stock prior to the Change in Control. Any portion of such consideration consisting of assets other than securities of a successor company will be allocated to the Employee's Diversified Account.

         4. TRUST. TCF Financial may establish a trust (of the type commonly known as a "rabbi trust") to aid in the accumulation of assets for payment of Deferred Amounts. In the event that such a Trust is established, the amounts credited to the Employee's Accounts shall be adjusted as follows:

            a. Each Company may, in its discretion, contribute to the trust an amount equal to the balance credited to the Account of each Employee employed by such Company on the date of such contribution. Thereafter, each Company may, in its discretion, contribute to the trust an amount equal to the Deferred Amounts of the Employees employed by such Company within five business days after the Deferred Amount is earned by the Employee or, in the case of Deferred Amounts of TCF Stock awards, the Company may contribute the deferred shares of TCF Stock within five days


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after the award is made. The assets of the trust shall be invested in such investments as may be permitted by the Committee and directed by an Employee for his own Account. Any investment direction of an Employee shall be made consistent with Section 10 and shall be irrevocable with respect to the calendar year to which it applies, unless the Committee allows additional elections. Insofar as the trustee of the Trust ("Trustee") has acquired an investment for an Employee's Account pursuant to such directions, the Employee shall have the right to determine confidentially whether such investment will be tendered in a tender or exchange offer, and to direct the Trustee accordingly. The terms of the trust shall be consistent with the terms of this Plan. The Trustee shall be a corporate trustee independent of the Company or, if individual(s), shall not include at any time any person who is or has been eligible for participation in this Plan. Nothing herein shall be construed as requiring the Company to make any contributions to the trust. To the extent such contributions are actually made, the trust assets shall remain subject to the claims of the Company's general creditors in the event of its insolvency.

            b. Unless separate accounts are maintained by another record-keeper, the trust shall provide for separate accounts in the name of each Employee who has elected a Deferred Amount and for each Class Year Account and Pre-2000 Account. Except as provided in paragraph 4.d., from and after the date as of which such accounts are established, the balances in the Accounts established for Employees pursuant to this Plan shall be equal to the balances credited to such separate accounts. Starting with Deferred Amounts elected for the year 2000 and after Accounts for each Employee shall be separately maintained on a calendar year basis, with each year's account (the "Class Year Account") reflecting only the Deferred Amounts of compensation earned in that year and the investments in which the Deferred Amounts are deemed to be invested. All Deferred Amounts elected before the year 2000, including deferrals of TCF Stock awards made before that date, and the investments in which they are deemed to be invested from time to time, shall be aggregated and maintained as a "Pre-2000 Account". Each of the foregoing types of Accounts shall be adjusted as follows:

              (i) Contributions (if any) made by the Companies to the trust on behalf of such Employee for such Account, and all dividends or other distributions made with respect to property allocated to such separate Account (except for dividends on TCF Stock awards which the Employee elected not to defer), shall be credited to such separate Account and invested as the Employee shall direct.

              (ii) Each Employee's separate Account shall be increased by the amount of any increase in the fair market value, as determined by the Trustee, of any assets allocated to such separate Account, and shall be decreased by any decrease in the fair market value of such assets, as determined by the Trustee.

              (iii) Each Employee's separate Account shall be reduced by any distributions made to the Employee from the trust which are chargeable to such separate Account.


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            c. An Employee's right to direct the investment of the Employee's separate account shall continue during any period of distribution subsequent to the Employee's termination of employment in the same manner as if the Employee had continued as an active Employee, although the Committee may, in its discretion, add additional registered mutual funds or collective or common trustee funds which are available only for the accounts of terminated Employees if the Committee deems such funds to be particularly appropriate or suitable for such Accounts.

            d. The adjustments described in this paragraph 4 shall only be made to an Employee's Account to the extent that a Company has made contributions to the trust pursuant to this paragraph 4. If for any reason such contributions have not been made then, and only to that extent, the Employee's Account shall be adjusted as provided in paragraph 3.b.

            e. Sub-Accounts shall be maintained as provided in Exhibit A hereto and in Section 10 hereof.

            f. Notwithstanding the provisions of Exhibit A and Section 10, in the event of a Change in Control in which TCF Stock is exchanged for shares of a successor company, or for cash, securities or other property, such that TCF Stock is no longer outstanding, each Employee may make a one-time diversification election prior to the closing of the Change in Control to sell the assets in the Employee's TCF Stock Account in an orderly liquidation after the closing and to reinvest the assets in such investments as the Employee shall elect. Any assets thus acquired for the Employee's Account other than securities of a successor company shall be credited to the Employee's Diversified Account. If the Employee does not make such a diversification election, the shares of TCF Stock allocated to the Employee's account upon the closing shall be exchanged for the same consideration in the Change in Control as shares of TCF Stock generally receive in the Change in Control. Any portion of such consideration consisting of securities of a successor company will be allocated to the TCF Stock Account and thereafter will be subject to the same sale restrictions as applied to TCF Stock prior to the Change in Control. Any portion of such consideration consisting of assets other than securities of a successor company will be allocated to the Employee's Diversified Account.

         5. PAYMENT OF DEFERRED AMOUNTS.

     a. DEFERRALS ON OR AFTER JANUARY 1, 2000 ("CLASS YEAR ACCOUNTS"). For Deferred Amounts of compensation earned on or after January 1, 2000 and of TCF Stock awards made on or after that date, at the same time as the Employee elects the Deferred Amounts for a calendar year, or for a TCF Stock Award, the Employee shall also elect the timing and form of distribution of such Deferred Amounts for that year, or for the TCF Stock award, from among the following options:


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              (I) UPON A DATE CERTAIN. As to Deferred Amounts other than TCF
         Stock awards, the Employee may designate the distribution to be either a lump sum or annual installments (but no fewer than two and no more than 15) to be paid or to commence on a date in a year designated by the Employee ("Date Certain") either before or after employment termination but in no event sooner than two calendar years after the calendar year when the Deferred Amount was earned, subject to the Personnel Committee's designation of a uniform month and day for each year. For all Deferred Amounts, the Employee may designate the distribution to be either a lump sum or annual installments (but no fewer than two and no more than 15) to be paid on or to commence on such Date Certain. Any distribution in annual installments shall commence 30 days after the Date Certain with succeeding installments paid thereafter on the date designated by the Committee in each subsequent year. Each installment shall consist of the balance of the Employee's account at the end of the previous calendar year, multiplied by a fraction, the numerator of which is 1 and the denominator of which is the number of installments remaining to be paid. Distributions from the TCF Stock account shall be made in whole shares of TCF Stock (disregarding any shares in suspense or unvested as of the end of the calendar year). Distributions from the Diversified Account shall be made in cash. Distributions shall be made first from any available cash in the Employee's Account and, to the extent such cash is not sufficient to cover the distribution, pro rata from the TCF Stock Account and the Diversified Account (by liquidating pro rata portions of each investment in the Diversified Account).

              (II) UPON DISABILITY. The Employee may designate an alternative distribution in the event of Disability, as defined in this Plan, in the form of either a lump sum or annual installments (but no fewer than two and no more than 15) to be paid or to commence 30 days after such Disability occurs. The determination of payments and installments, including the distribution of only whole shares of TCF Stock from the TCF Stock account, shall be the same as under the preceding paragraph (I).

              (III) UPON OTHER TERMINATION OF EMPLOYMENT, INCLUDING RETIREMENT AND DEATH. The Employee may designate an alternative distribution in the event of a termination of employment, including retirement, in the form of either a lump sum or annual installments (but no fewer than two and no more than 15) to be paid or to commence 30 days after such termination of employment occurs. The determination of payments and installments, including the distribution of only whole shares of TCF Stock from the TCF Stock account, shall be the same as under the preceding paragraph (I).

              (IV) UPON A CHANGE IN CONTROL. The Employee may designate an alternative distribution in the event of a Change in Control (as defined in section 5.j.) in the form of either a lump sum or annual installments (but no fewer than two and no more than 15) to be paid or, in the case of annual installments, to

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         commence 30 days after the one year anniversary of the closing of such Change in Control. The determination of payments and installments, including the distribution of only whole shares of TCF Stock from the TCF Stock account, shall be the same as under the preceding paragraph (I).

            b. PRE-2000 ACCOUNT. Not later than 30 days after an Employee's "Distribution Event" (as defined herein), the Trustee shall commence distribution of the amounts credited to such Employee's Pre-2000 Account. Notwithstanding the foregoing sentence, if an Employee's distribution requires Committee action then the commencement of distributions shall occur not later than 30 days after such Committee action or, if later, after the Employee's Distribution Event. Provided, that the Committee shall take any action required of it no later than its next regularly scheduled meeting after the Employee's Distribution Event. An Employee's "Distribution Event" is the first to occur of the following: (i) termination of employment; (ii) disability or (iii) the date one year after a "Change in Control: (as defined herein). Commencing within such 30 day period, the balance credited to the Employee's Account shall be paid as follows.

            15-YEAR PAYMENT SCHEDULE SUBJECT TO ACCELERATION BY COMMITTEE. For distributions not subject to paragraph 5.c., d., or k., payment of the Employee's Pre-2000 Account shall be in fifteen annual installments unless the Committee approves a different schedule or the Employee's account is subject to the last paragraph of this section 5.b. The Committee may determine on a case by case basis to approve a different payment schedule for an Employee after taking into account whether the Employee has executed or will execute a non-competition agreement in form and scope reasonably acceptable to the Committee. The Committee may also consider such other factors as the Committee considers appropriate in each case. Any alternative payment schedule the Committee approves under this paragraph 5.b. may be in the form of installments over such period as the Committee selects, in the form of a lump sum, or any combination of installments and lump sum payments. For distributions from the Accounts of Employees who did not consent to the terms of this paragraph 5.b., the balance in the Account shall be paid as provided at the end of this section.

              (I) The first payment under paragraph 5.b. shall be paid on a date the Committee selects which is no later than 30 days after the Committee's direction as to the form and timing of distributions is made or, if later, 30 days after the Employee's Distribution Event. If no date is selected, the first payment shall be on the date that is the later of 30 days after the Committee's action or 30 days after the Employee's Distribution Event. Succeeding installments (if any) shall be paid on January 31 of each calendar year following the calendar year in which the first payment was made.

              (II) Each payment shall be made in cash or in kind as the Committee, in its discretion, shall determine except that all assets of an Employee's Account invested in TCF Stock shall be distributed in the form of TCF Stock. If the Committee


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         makes no instruction, any assets of the Employee's Account invested in assets other than TCF Stock shall be distributed in the form of cash. Annual installments are intended to be substantially equal in value. To that end, each annual distribution shall be determined as follows. The amount credited to Employee's Account, as reported on the latest available account statement, shall be multiplied by a fraction, the numerator of which is one and the denominator of which is the number if installments remaining to be paid, including the current installment. The value of any portion of the account distributed in cash shall be equal to the cash received upon its liquidation by the Trustee, provided that such liquidation occurs on the latest practicable date prior to the distribution date.

              (III) Notwithstanding the foregoing subparagraph (I), an Employee who has terminated employment and commenced receiving payments may elect each year to have the payment otherwise due on January 31 of the next succeeding year paid as monthly installments instead, with each payment made on the last day of each month. Any such election shall be made in writing and delivered to the Committee on or before December 1 prior to any year for which it is to be effective. Such election may also indicate the assets to be liquidated in connection with each monthly payment (subject to the requirement that any assets invested in TCF Stock must be distributed in kind). The amount of each monthly payment shall be equal to the amount that would otherwise be paid in one payment in January, divided by 12. Any assets to be liquidated in order to pay monthly benefits shall be liquidated on the last practicable date prior to the installment's payment date. In no event shall this subparagraph be construed as allowing the executive to lengthen or shorten the number of years over which his or her benefits will be paid; the election herein pertains only to timing of payments within a year.

PRE-2000 ACCOUNT: LUMP SUM PAYMENT. For an Employee's Pre-2000 Account, distributions to Employees who did not consent to the foregoing terms of paragraph 5.b. at the time such provisions were added to the Plan in 1996, shall occur on or about the 30th day after the Employee's Distribution Event. Distribution shall consist of a single lump sum equal to the total value of the Employee's Pre-2000 Account, unless the termination of employment was due to retirement or disability (as defined herein), in which case the distribution shall be in five annual installments. However, the Committee shall reduce the number of the installments if necessary to provide for annual payments of at least $15,000. In addition, if the value of the Employee's Account is less than $15,000 as of any annual installment payment date, the Account shall be paid in full as of such installment payment date. Distributions shall be in the form of cash, except that any portion of the Account invested in TCF Stock shall be distributed in kind. The value of any portion of the account distributed in cash shall be equal to the cash received upon its liquidation by the Trustee, provided that such liquidation occurs on the latest practicable date prior to the distribution date.


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

            c. OVERRIDING LUMP SUM DISTRIBUTION IN EXCHANGE FOR NON-COMPETITION COVENANT OR REDUCTION IN ACCOUNT BALANCE. Effective on and after September 30, 1998, each Employee who so elects in accordance with this paragraph c and who has had a Distribution Event shall be entitled to elect to receive a lump sum form of distribution of either the Pre-2000 Account or any Class Year Account. A lump sum distribution shall consist of a single distribution of the entire value of the Employee's Pre-2000 or Class Year Account (unless the Employee elects to apply the election to only the portion of the Account invested in TCF Stock or to only the portion of the Account invested in assets other than TCF Stock) on or about 30 days after the later of the Employee's Distribution Event or the date on which the Employee's election is filed with TCF Financial. The distribution shall be in the form of cash, except that any portion of the Employee's Account invested in TCF Stock shall be distributed in kind. The value of any portion of the Account distributed in cash shall be equal to the cash received upon its liquidation by the Trustee, provided that such liquidation occurs on the latest practicable date prior to the distribution date. An Employee's election under this paragraph c may occur at any time prior to or after the commencement of distributions to such Employee. If distributions have already commenced, such election shall apply only to the balance of the Employee's Account at the time of the election. The election shall be made on such form as TCF Financial reasonably requires and shall be accompanied by either: (a) a noncompetition agreement reasonably acceptable to the Committee (see paragraph (i ) below); or (b) the Employee's written acceptance of a reduction by 5% in the Employee's Account, whichever the Employee elects to provide. If the Employee elects the reduction in his or her Account, such reduction shall be accomplished by TCF Financial and the Trustee on or about 30 days after such election is made.
            d. CHANGE IN CONTROL DISTRIBUTION. In the event of a Change in Control (as defined in this Plan) all Pre-2000 Accounts in the Plan will be distributed to all Employees. If the Employee's Pre-2000 Account is subject to paragraph 5.b., distribution will be in the form required by paragraph 5.b. If the Employee elects to have paragraph 5.c. apply to the Pre-2000 Account, however, then distribution will be in the form of a lump sum. Any election to apply paragraph 5.c. to an Account in connection with a Change in Control shall meet the requirements of paragraph 5.c. The first payment, or the lump sum payment, whichever applies, of a Pre-2000 Account shall occur on or about 30 days after the earlier of (i) the date one year after the Change in Control, or
(ii) the date of the Employee's termination of employment or disability. Any shares of TCF Stock (or securities of a successor company exchanged for TCF Stock) in the TCF Stock Account shall be distributed in kind. The value of any distribution from the Diversified Account distributed in cash shall be equal to the cash received upon its liquidation by the Trustee, provided that such liquidation occurs on the latest practicable date prior to the distribution date. In the event of a Change in Control, all Class Year Accounts of an Employee shall be distributed to the Employee if he or she so elected, at the time and in the manner elected under paragraph 5.a. at the time the Class Year Account was deferred. If the Employee subsequently elects to have paragraph 5.c. apply to the Class Year Account, however, then distribution shall be in the form of a lump sum.


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

            e. For purposes of this section, an Employee's employment is considered to terminate as of the date which is the later of (i) Employee's last date of service for the Company, or (ii) the last date on which there is an employment relationship between the Employee and a Company.
            f. For purposes of this section, an Employee is disabled as of the date the Employee is eligible for payments under the long term disability plan of a Company.
            g. In the event installment payments commence and any installments are unpaid at the time of Employee's death, the payments shall be made at the times and in such amounts as if Employee were living to the persons specified in paragraph 7.a.
            h. For purposes of this section, an Employee's termination of employment is a retirement if so determined by the Committee under all the facts and circumstances.
            i. A non-competition agreement shall be reasonably acceptable to the Committee for purposes of this Section 5 if it has a value as of the Committee's action date, equal to at least five percent of the then-current value of the Employee's Account. Valuation shall be determined in all cases on the basis of an independent appraisal, unless such an appraisal is deemed unnecessary by both the Committee and the Employee.
            j. For purposes of this Plan, a Change in Control shall be deemed to have occurred if (i) any "person" as defined in sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act") is or becomes the "beneficial owner" as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of securities of TCF Financial representing fifty percent (50%) or more of the combined voting power of TCF Financial's then outstanding securities. (For purposes of this clause (i), the term "beneficial owner" does not include any employee benefit plan maintained by TCF Financial that invests in TCF Financial's voting securities.); or (ii) during any period of two (2) consecutive years there shall cease to be a majority of the Board comprised as follows: individuals who at the beginning of such period constitute the Board or new directors whose nomination for election by the company's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved; or (iii) the shareholders of TCF Financial approve a merger or consolidation of TCF Financial with any other corporation, other than a merger or consolidation which would result in the voting securities of TCF Financial outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the combined voting power of the voting securities of TCF Financial or such surviving entity outstanding immediately after such merger or consolidation, or the shareholders of TCF Financial approve a plan of complete liquidation of TCF Financial or an agreement for the sale or disposition by TCF Financial of all or substantially all TCF Financial's assets; provided, however, that no Change in Control will be deemed to have occurred if such merger, consolidation, sale or disposition of assets, or liquidation is not subsequently consummated. The date of a Change in Control, for purposes of this Plan, is the date on which the Change in Control is consummated.

            k. Notwithstanding any other provision of this Section 5 or any payment schedule approved by the Committee pursuant to this Section 5 and regardless of whether payments have commenced under this Section 5, in the event that the Internal Revenue Service should finally determine with respect to an Employee who has terminated employment with the Company that part or all of the value of the Employee's Deferred Amounts or Plan Account which have not actually been distributed to the Employee, or that part or all of a related Trust Account which has not actually been distributed to the Employee, is nevertheless required to be included in the Employee's gross income for federal and/or State income tax purposes, then the Deferred Amounts or the Account or the part thereof that was determined to be includible in gross income shall be distributed to the Employee in a lump sum as soon as practicable after such determination without any action or approval by the Committee. A "final determination" of the Internal Revenue Service for purposes of this paragraph 5.i. is a determination in writing by said Service ordering the payment of additional tax, reporting of additional gross income or otherwise requiring Plan amounts to be included in gross income, which is not appealable or which the Employee does not appeal within the time prescribed for appeals.

         6. EMERGENCY PAYMENTS. In the event of an "unforeseeable emergency" as determined hereafter, the Committee may determine the amounts payable under paragraph 5 hereof and pay all or a part of such amounts without regard to the payment dates provided in paragraph 5 to the extent the Committee determines that such action is necessary in light of immediate and heavy needs of the Employee (or his beneficiary) occasioned by severe financial hardship. For the purposes of this paragraph 6, an "unforeseeable emergency" is a severe financial hardship to the Employee resulting from a sudden and unexpected illness or accident of the Employee or beneficiary, or of a dependent (as defined in Section 152(a) of the Internal Revenue Code of 1986, as amended) of the Employee or beneficiary, loss of the Employee's or beneficiary's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Employee or beneficiary. Payments shall not be made pursuant to this paragraph 6 to the extent that such hardship is or may be relieved: (a) through reimbursement or compensation by insurance or otherwise, (b) by liquidation of the Employee's or beneficiary's assets, to the extent the liquidation of such assets would not itself cause severe financial hardship, or (c) by cessation of the Employee's deferrals under the Plan. Such action shall be taken only if Employee (or Employee's legal representatives or successors) signs an application describing fully the circumstances which are deemed to justify the payment, together with an estimate of the amounts necessary to prevent such hardship, which application shall be approved by the Committee after making such inquiries as the Committee deems necessary or appropriate.

         7. METHOD OF PAYMENTS.

            a. In the event of Employee's death, payments shall be made to the persons (including a trustee or trustees) named in the last written instrument signed by Employee and received by the Committee prior to Employee's death, or if Employee fails to so name any person, the amounts shall be paid to Employee's estate or the appropriate distributee thereof. The Committee, the Company, and the Trustee shall be fully protected in making any payments due hereunder in accordance with what the Committee believes to be such last written instrument received by it.

            b. Payments due to a legally incompetent person may be made in such of the following ways as the Committee shall determine:

            (i) directly to such incompetent person,

            (ii) to the legal representative of such incompetent person, or

            (iii) to some near relative of the incompetent person to be used for the latter's benefit.

            c. Except as otherwise provided in paragraphs 7.a. and b., all payments to persons entitled to benefits hereunder shall be made to such persons in person or upon their personal receipt or endorsement, and shall not be grantable, transferable, or otherwise assignable in anticipation of payment thereof, in whole or in part, by the voluntary or involuntary acts of any such persons, or by operation of law, and shall not be pledged, encumbered, or otherwise liable or taken for any obligation of such person.

            d. All payments to persons entitled to benefits hereunder shall be made out of the general assets, and shall be the sole obligations, of the Employer(s) by which the Eligible Employee was employed, except to the extent that such payments are made out of the trust described in paragraph 4.

         8. CLAIMS PROCEDURES.

            a. If a claim for benefits made by any person (the "Applicant") is denied, the Committee shall furnish to the Applicant within 90 days after its receipt of such claim (or within 180 days after such receipt if special circumstances require an extension of time) a written notice which: (i) specifies the reasons for the denial, (ii) refers to the pertinent provisions of the Plan on which the denial is based, (iii) describes any additional material or information necessary for the perfection of the claim and explains why such material or information is necessary, and (iv) explains the claim review procedures.

            b. Upon the written request of the Applicant submitted within 60 days after his receipt of such written notice, the Committee shall afford the Applicant a full and fair review of the decision denying the claim and, if so requested: (i) permit the Applicant to review any documents which are pertinent to the claim, (ii) permit the Applicant to submit to the Committee issues and comments in writing, and (iii) afford the Applicant an opportunity to meet with a quorum of the Committee as a part of the review procedure.

            c. Within 60 days after its receipt of a request for review (or within 120 days after such receipt if special circumstances, such as the need to hold a hearing, require an extension of time) the Committee shall notify the Applicant in writing of its decision and the reasons for its decision and shall refer the Applicant to the provisions of the Plan which form the basis for its decision.

         9. MISCELLANEOUS.

            a. Except as limited by paragraph 7.c. and except that an Employee shall have a continuing power to designate a new recipient in the event of Employee's death at any time prior to such death without the consent or approval of any person theretofore named as Employee's recipient by an instrument meeting the requirements of paragraph 7.a., this document shall be binding upon and inure to the benefit of each Company, the Employees, their legal representatives, successors and assigns, and all persons entitled to benefits hereunder.

            b. Any notice given in connection with this document shall be in writing and shall be delivered in person or by registered mail or overnight delivery service, return receipt requested. Any notice given by registered mail or overnight delivery service shall be deemed to have been given upon the date of delivery indicated on the return receipt, if correctly addressed.

            c. Nothing in this document shall interfere with the rights of any Employee to participate or share in any profit sharing or pension plan which is now in force or which may at some future time become a recognized plan of any Company.

            d. Nothing in this document shall be construed as an employment agreement nor as in any way impairing the right of any Company to terminate an Employee's employment at will.

            e.This Plan constitutes a mere promise by the Company to make benefit payments in the future, and it is intended to be unfunded for tax purposes and for the purposes of Title I of ERISA. The rights of an Employee or beneficiary to receive benefit payments hereunder are solely those of an unsecured general creditor of the Company.

         10.  INVESTMENT ELECTIONS BY EMPLOYEES; DEFERRED TCF STOCK AWARDS.
              a. Employees may elect to liquidate funds in their Deferred Compensation Accounts under Section 3 or 4 and reinvest them as directed, PROVIDED that any investment election shall be exercised in writing by the Employee and approved by the Committee or its approved representative under such terms and conditions as the Committee deems appropriate (Exhibit A to this Plan), and FURTHER PROVIDED, that on and after September 30, 1998 any investments in TCF Stock shall be subject to paragraph b of this section 10.

              b. If an Employee directs or retains any investment in shares of TCF Stock on or after September 30, 1998, or defers an award of TCF Stock, the Employee's Account shall include a TCF Stock Account which shall operate as follows:
                  (i) All shares of TCF Stock allocated to the Employee's Account on September 30, 1998 (excluding any shares held unvested pursuant to paragraph c of this section) shall be allocated on that date to the Employee's TCF Stock Account and the fixed number of shares so allocated shall be the beginning balance of the TCF Stock Account.
                  (ii) Thereafter, the TCF Stock Account shall be increased by the number of shares, if any, of TCF Stock purchased (or deemed to be purchased) from Deferred Amounts or from dividends (other than nondeferred dividends) and/or interest pursuant to the Employee's directions under Section 3 of this Plan and by any shares of TCF Stock becoming vested, as provided in paragraph c of this section.
                  (iii) The balance of shares of the TCF Stock Account shall in no event be decreased.
                  (iv) Shares allocated to the Employee's TCF Stock Account shall be subject to all of the restrictions and other provisions of this Committee's action dated 8-24-98 establishing separate accounts for TCF Stock as compared to non-TCF Stock assets.
                c. Deferred Amounts consisting of TCF Stock awards shall be held unallocated until such time as the shares vest in accordance with the terms of the award agreement. As of the date any such shares become vested, the number of shares vesting shall be allocated to the Employee's Account and shall thereafter become subject to distribution the same as any other shares of TCF Stock in the TCF Stock account. Any cash dividends paid on unvested shares of TCF Stock, if such dividends have been deferred by the Employee, shall be allocated to the Employee's account and invested as directed by the Employee. Any stock dividends paid on unvested shares of TCF Stock, if such dividends have been deferred by the Employee, shall be allocated to the Employees' TCF Stock account and increase the TCF Stock account balance unless such dividends are in the nature of a stock split, in which case they shall be held unallocated until such time as the award vests.

         11 . TERMINATION OR AMENDMENT. This Plan may be amended at any time and from time to time, upon the approval of the Board of Directors of TCF Financial; PROVIDED, that, if the amendment is adopted prior to a change in control (as defined in section 5(j) hereof), no such amendment shall (without the consent of all participants, including any terminated participants and beneficiaries then receiving distributions) alter any participant's or beneficiary's right to payments of amounts previously credited to such participant's or beneficiary's Account or delay the time or times at which a participant or beneficiary is entitled to receive payments with respect to the participant's Deferred Amounts under the Plan. If the amendment is adopted after a change in control, as defined in section 5(j) hereof, the approval of the Board of Directors and the consent of all participants, terminated participants and beneficiaries shall be required for the amendment. In the event that all of the Plan's participants and beneficiaries do not consent to a proposed amendment, such amendment shall not take effect but the Plan Accounts of the consenting participants shall be transferred to a separate plan that is identical to this Plan in all respects, except that it may include the proposed amendment. The Board of Directors may terminate this Plan in its discretion, except that any such termination shall require the consent of all participants (including any terminated participants and beneficiaries then receiving distributions), unless it is an automatic termination of the Plan under section 5(k) hereof.

EXHIBIT A

(Action of 16b-3 Sub-Committee of the Personnel Committee Establishing TCF Stock Accounts and Diversified Accounts effective as of September 30, 1998 and as amended effective as of January 1, 2000)

1. Effective as of September 30, 1998 (the "Effective Date"), each participant's Account in the Plan and Trust (if the Trustee is maintaining separate accounts) shall be divided into two sub-accounts: a "TCF Stock Account" and a "Diversified Account". All shares of common stock of TCF Financial ("TCF Stock") in a participant's Account on the Effective Date shall be allocated as of that Date to the Participant's TCF Stock Account. All other investments in a participant's Account on the Effective Date shall be allocated as of that Date to the participant's Diversified Account. Thereafter, the Sub-Accounts shall operate as follows:

     a. The TCF Stock Account shall consist solely of shares of TCF Stock (and cash or cash equivalent money market funds for fractional shares or for funds held temporarily prior to investment). The Diversified Account shall not at any time include any shares of TCF Stock. Except as permitted by paragraph e, below, no transfer of assets will be permitted from the TCF Stock Account to the Diversified Account or from the Diversified Account to the TCF Stock Account.
     b. A participant's TCF Stock Account shall hold all shares of TCF Stock allocated to it on or after the Effective Date and such shares shall not be subject to sale, transfer, assignment, pledge or other hypothecation in any manner. Upon the occurrence of a Distribution Event (as defined in the Plans) the shares will be distributed from the Plan and Trust to the participant in an in-kind distribution pursuant to the terms of the Plan.
     c. The Diversified Account shall not at any time purchase or invest in any shares of TCF Stock, but shall invest in such investments as the participant directs and as the Committee permits from time to time.
     d. Any new Deferred Amounts for a participant after the Effective Date shall be allocated to either the participant's TCF Stock Account or to such participant's Diversified Account, as the participant shall direct in an irrevocable election filed before the beginning of each calendar year and applicable throughout the calendar year. The Deferred Amounts shall be credited to the applicable sub-Account as of the same date that they are otherwise credited to the participant's Account under
         Section 3.a. of the Plans and Section 4.2 of the Trusts.
     e. Dividends generated by a participant's TCF Stock Account and which are deferred shall be reinvested in the TCF Stock Account, or in the Diversified Account, as the participant directs in an irrevocable election filed before the beginning of each calendar year and applicable throughout the calendar year. Any interest or dividends generated by a participant's Diversified Account shall be reinvested in the Diversified Account, or in the participant's TCF Stock

         Account, as the participant directs in an irrevocable election filed before the beginning of each calendar year and applicable throughout the calendar year, unless management determines that the reinvestment of interest and dividends within or from the Diversified Account is not administratively feasible. If the participant does not file an election with respect to the investment of interest and/or dividends, all interest and dividends shall be reinvested in the asset that generated them.